Exhibit 10.106
AMENDMENT NO. 4 TO THE
DYNEGY INC.
MASTER RETIREMENT TRUST
WHEREAS, Dynegy Inc., an Illinois corporation (the “Company”) and The Northern Trust Company, an Illinois corporation (the “Trustee”) entered into a master trust agreement known as the Dynegy Inc. Master Retirement Trust (the “Master Trust”), effective as of December 13, 2001;
WHEREAS, Section 9.1 of the Master Trust provides that the Company may, with the consent of the Trustee, amend the Master Trust in whole or in part by instrument in writing delivered to Trustee;
WHEREAS, the Master Trust has been heretofore amended; and
WHEREAS, the Company and the Trustee desire to further amend the Master Trust to facilitate the administration thereof;
NOW, THEREFORE, in consideration of the above premises, the Master Trust is hereby amended as follows, effective as of the date set forth below:
I.
A new Section 10.15 is added to ARTICLE TEN of the Master Trust to provide as follows:
“10.15 Notwithstanding any other provision of this agreement, instructions, directions and other communications provided under this agreement may be given to the Trustee by telephone on a recorded telephone line, letter, telex, SWIFT or other electronic or electromechanical means deemed acceptable by the Trustee, including the use of the Trustee’s Northern Trust Passport® applications, subject to such additional terms and conditions as the Trustee may require. In its sole discretion, the Trustee may, but shall not be required to, accept instructions, directions or other communications given to the Trustee by telephone on a recorded telephone line. Any instructions, directions or other communications given to the Trustee by telephone shall promptly thereafter be confirmed in writing, but the Trustee will incur no liability for the Company’s or the Committee’s failure, or the failure of an Investment Manager, to send written confirmation or for the failure of any such written confirmation to conform to the recorded telephonic instruction received by the Trustee.”

II.
This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Except as modified herein, the Master Trust shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 4 to the Master Trust to be executed on this 25 day of September, 2006, to be effective as of such date.

DYNEGY INC.
By:	/s/ [ILLEGIBLE]
Its: Assistant Treasurer

THE NORTHERN TRUST COMPANY
By:	/s/ [ILLEGIBLE]
Its: Second Vice President